Exhibit 99.5

NEWS RELEASE
FOR IMMEDIATE RELEASE

DICKEN S. C. KO, MD, FRCSC, FACS
JOINS SINOBIOMED, INC. ADVISORY BOARD

Highly regarded consultant strengthens an
international multidisciplinary scientific advisory team

Shanghai, China - April 30, 2007 - SinoBiomed Inc. (“SinoBiomed”, “the Company”) (OTCBB: SOBM) is pleased to announce that Dr. Dicken Shiu-Chung Ko, B.SC, M.D., F.R.C.S.C., F.A.C.S, has joined SinoBiomed’s Advisory Board. Highly regarded globally for his involvement in developing new medical therapies and techniques, Dr. Ko has over the past decade served as a consultant to leading biomedical device and pharmaceutical companies. He is currently the Surgical Director of the Renal Transplant Program at Massachusetts General Hospital (MGH), a teaching hospital of Harvard Medical School in Boston.

Dr. Ko’s proven expertise will strengthen SinoBiomed’s product development pipeline and complements the work of its international multidisciplinary team, which includes Dr. Tom Chen of Rockville, Maryland, USA, and Dr. Weiqing Pan, Dr. Jianzhi Xiang, and Prof. Yu-Yang Li, all based in Shanghai, China. Dr. Ko has outstanding experience in clinical multi-organ transplantation, basic immunology, viral hepatitis treatment, surgical product developments, and urological minimally invasive surgery. This combination is not only unique but also diversified, enabling Dr. Ko to respond to many of the Company’s multiple advisory requirements.

“Dr. Ko’s knowledge and skills will significantly benefit the Company’s efforts to develop life-saving biopharmaceutical products,” said President and CEO Banyun Yang. “We are very proud and grateful that he has chosen to join the SinoBiomed Advisory Board.”

Dr. Ko received his medical training in Canada, first at Queen’s University in Ontario, followed by urology specialization at University of British Columbia. He has fellowships in clinical transplantation and research in transplantation biology and is active in 8 national and 3 international medical/surgical societies, holding leadership positions in national committees in many of them. Dr. Ko is also a frequent speaker at international forums and national symposiums.

SinoBiomed’s team of international advisors will work closely with Dr. Tom Chen, the Company’s Chief Technical Consultant, on existing products and emerging technologies. Of particular note, Dr. Chen, Vice President of Process Development at Prometic BioTherapeutics in Rockville, is working on SinoBiomed’s US and Chinese patented malaria vaccine in collaboration with the PATH Malaria Vaccine Initiative (MVI).

Dr. Pan is the inventor of the US patented malaria vaccine that SinoBiomed has exclusive rights to develop. Mr. Xiang, a specialist in biopharmaceutical drug evaluation, serves on the World Health Organization (WHO) Expert Committee on Biological Standardization, and Professor Li of Fudan University is a leader in foreign gene expression in yeast, a key element in the production process of SinoBiomed’s malaria vaccine.

ABOUT SINOBIOMED INC.

SinoBiomed Inc. is a leading Chinese developer of genetically engineered recombinant protein drugs and vaccines. Based in Shanghai, SinoBiomed currently has 10 products approved or in development: two on the market, one approved and awaiting a GMP certificate prior to market introduction, four in clinical trials and three in research and development. The Company’s products respond to a wide range of diseases and conditions, including malaria, hepatitis, surgical bleeding, cancer, rheumatoid arthritis, diabetic ulcers and burns, and blood cell regeneration. SinoBiomed also has proven expertise in recombinant protein manufacturing technology and a patented low-cost, high-yield production process to enhance bioactivity and guarantee the highest levels of purity. (www.sinobiomed.com)

Contact:

SinoBiomed Investor Relations
Toll Free: 1-866-588-0829
Email: info@sinobiomed.com

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding SinoBiomed Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where SinoBiomed Inc. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. SinoBiomed Inc. does not undertake any obligation to update any forward-looking statement, except as required under applicable law.